Exhibit 99.2

KANBAY INTERNATIONAL SIGNS DEFINITIVE AGREEMENT TO BE
ACQUIRED BY CAPGEMINI IN AN ALL CASH TRANSACTION
COMPANY ALSO REPORTS STRONG THIRD QUARTER 2006 FINANCIAL
RESULTS

-In a separate release today, Capgemini and Kanbay International announced a definitive agreement whereby Capgemini will acquire Kanbay for $29 per share in cash, subject to Kanbay shareholder and regulatory approval
-Kanbay reported third quarter consolidated revenue of $114.1 million, 8% sequential growth
-Kanbay revenue, excluding Adjoined Consulting, grew 33% year-over-year
- Consolidated earnings per share of $0.23

ROSEMONT, Ill – October 26, 2006— Kanbay International, Inc. (NASDAQ:KBAY), a leading global management consulting, technology development, integration and outsourcing firm, today reported it signed a definitive agreement to be acquired by Capgemini for $29 per share in cash, subject to Kanbay shareholder and regulatory approval, and also reported financial results for its third quarter ended September 30, 2006.

Third Quarter 2006 Highlights:

•                  Consolidated revenue of $114.1 million, 8% sequential growth

•                  Net income increased 32% sequentially

•                  Diluted EPS of $0.23 is net of $0.03 for employee stock compensation expense

•                  Kanbay, excluding Adjoined, generated revenue of $78.2 million, 7.5% sequential and 33% year-over-year revenue growth, respectively

•                  Third party revenue, excluding Adjoined, was $37.6 million, growth of 36% year-over-year and an 9% sequential increase

•                  40 new clients were added in the quarter, a company record

•                  Cash flow from operations totaled $21 million

“Kanbay recorded another period of strong growth in the third quarter”, commented Raymond Spencer, Chairman and CEO of Kanbay.  “I am proud of our consistent operating performance.  We continue to strengthen a platform for balanced growth across revenue sources.”

“Kanbay’s stand-alone third party revenue grew 36% year-over-year on a comparable basis and 9% sequentially.”

Kanbay’s expertise as a highly efficient provider of end-to-end, domain-based IT solutions was independently acknowledged in a report published October 3rd by Forrester Research which acknowledged Kanbay as a top offshore provider to the retail banking industry.

“Kanbay signed 40 new clients in the third quarter. Our Platinum account roster now stands at 34, including one new Platinum client added in the third quarter.”

Spencer added: “Given our rapid integration with Adjoined, we are marketing to clients as a single entity with a full operating suite of solutions. We regard synergistic revenue opportunities as business neither company would have won independently and we closed 20 synergistic deals since March. We are now focused on accretive, large scale offshore initiatives that support the output of prior consulting and ERP work conducted in the past by Adjoined.”

Financial Review

Bill Weissman, Kanbay’s Chief Financial Officer, added, Our consolidated revenue was $114.1 million dollars, an 8% sequential increase.  Kanbay, excluding Adjoined, posted $78.2 million in revenue and Adjoined recorded $35.9 million.  Kanbay revenue, excluding Adjoined, was up 33% year-over-year.”

“Third party revenue was strong again this quarter.  Kanbay third party revenue, before Adjoined, grew 9% sequentially and 36% year-over-year on a comparable basis.”

Weissman added, “Our related party revenue grew 7% sequentially and 30% year-over-year on a comparable basis, higher than our target of low-to-mid teens.  This performance reflects the continued success of our partnership.”

“Diluted earnings per share, after stock compensation expense was $0.23 in the third quarter,” Weissman added.  “Employee stock compensation expense decreased EPS by $0.03 in quarter three. Quarter-over-quarter EPS growth of 28% reflects in part the roll-off of seasonal and integration related expenses.”

“In addition to operating margins increasing over the second quarter to 11.8%, we also had strong operating cash flow of $21 million in the quarter and an increase in our cash balance to $81 million, an $11 million sequential increase.”

Outlook and Guidance

In the fourth quarter, Kanbay anticipates total consolidated revenues of at least $119 million.  On a stand-alone basis, Kanbay should achieve revenue of approximately $83 million, while Adjoined should contribute approximately $36 million in the fourth quarter.  Sequential revenue trends for Adjoined are affected by fewer billing days due to year-end holidays in the United States.

Based on Kanbay’s performance year-to-date and taking into account revenue synergies, the company is increasing full-year consolidated revenue guidance from at least $402 million to at least $413 million.

In terms of earnings, on a consolidated basis, Kanbay is targeting fourth quarter 2006 EPS of $0.25, including a negative $0.03 impact from stock compensation expense with a full year EPS of at least $0.85, increased from $0.81.

Upwardly revised guidance issued today does not include any impact from costs associated with the acquisition of Kanbay by Capgemini.

Capgemini to Acquire Kanbay

In a separate announcement today, Capgemini and Kanbay announced they entered into a definitive merger agreement whereby Capgemini, a global consulting, technology and outsourcing services provider, would acquire Kanbay in a transaction valued at $1.3 billion. Capgemini will pay $29 in cash for each Kanbay share.  The transaction is subject to Kanbay shareholder and regulatory approval and other closing conditions. Additional details on the transaction are discussed in a press release that can be found at:www.Capgemini.com/announcement

Important Conference Call Details

Kanbay and Capgemini will host a joint conference call to discuss the definitive merger agreement at 8:30 a.m. (ET) on Thursday, October 26, 2006.  Domestic callers dial (718) 354-1359.  U.K. callers dial 44 (0) 20 7365 1837.  The access code is 8650423.  A 7-day replay of the call will be available as follows: dial (718) 354-1112.  U.K. callers dial 44 (0) 20 7806 1970.  The access code is 8650423.

Kanbay management had previously scheduled a conference call to discuss their results of operations for the third quarter 2006 at 8:30 a.m. (ET) on Thursday, October 26, 2006.  That call has now been rescheduled.  Kanbay management will host a conference call on Thursday, October 26, 2006, at 10:30 a.m. (ET) to discuss the Company’s results of operations for the third quarter and to discuss the definitive merger agreement announced today between Kanbay and Capgemini.  The dial-in numbers and passcodes are unchanged.  To participate in the call, domestic callers can dial (866) 800-8652 and international callers can dial (617) 614-2705.  The passcode for the conference call is 69760823.  The conference call will also be webcast and accessible through Kanbay’s website at http://www.Kanbay.com.  Please access the website at least fifteen minutes prior to the call to register and download any required software.  A replay of the conference call will be available for one week, through November 2, 2006, by dialing (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. The passcode for the replay is 73388142.  A webcast replay of the conference call will also be available through Kanbay’s website at http://www.Kanbay.com.

About Kanbay

Founded in 1989, Kanbay International, Inc. (KBAY) is a global IT services firm with approximately 6,900 associates worldwide. Kanbay provides a highly integrated suite of management consulting, technology integration and development, and outsourcing solutions through a proven global delivery platform to clients focused on Financial Services and Consumer & Industrial Products, as well as an emerging presence in the Communications & Media and Life Sciences industries. Kanbay is a CMM Level 5 assessed company headquartered in greater Chicago with offices in North America and India as well as London, Singapore, Hong Kong, Tokyo and Melbourne. Further information about Kanbay can be found at http://www.Kanbay.com.

Forward-Looking Statements

This release contains statements relating to projections or future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any projections or future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” disclosure in our Form 10-Q for the quarterly period ending March 31st 2006.

Additional Information and Where To Find It

In connection with the proposed acquisition of Kanbay by Capgemini and the required stockholder approval, Kanbay intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement.  The definitive proxy statement will be mailed to the stockholders of Kanbay.  KANBAY’S STOCKHOLDERS ARE URGED TO READ THE PROXY

STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION AND KANBAY.  Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Kanbay by going to Kanbay’s Investors page on its corporate website at www.Kanbay.com.

Kanbay and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Kanbay’s stockholders with respect to the proposed acquisition. Information about Kanbay’s executive officers and directors and their ownership of Kanbay common stock is set forth in the proxy statement for Kanbay’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on May 1, 2006.  Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Kanbay and its respective executive officers and directors in the proposed acquisition by reading the preliminary and definitive proxy statements regarding the proposed acquisition, which will be filed by Kanbay with the SEC.

Presentation of Non-GAAP Financial Measures

In the text of this press release and the accompanying supplementary financial information, Kanbay presents certain revenue measures excluding the acquisition of Adjoined Consulting, and year-over-year third party revenue growth including Morgan Stanley, all of which are non-GAAP financial measures.  The Company’s management uses revenue excluding the impact of these matters to evaluate the quarterly and annual growth of the company before the impact of the Adjoined Consulting acquisition.  This non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP.  In addition, the non-GAAP financial information provided may be different than similar measures used by other companies.  However, the Company’s management believes these non-GAAP measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate the Company’s current and future growth in the services business in the same manner as management if they so chose. Reconciliation from revenue to revenue excluding Adjoined Consulting has been provided in the accompanying supplementary financial information.

CONTACT:
Seth R. Frank
Director, Investor Relations

Kanbay International
847-384-4732

Tables Follow # # #

Kanbay International, Inc.

Condensed Consolidated Statements of Income (Unaudited)

(dollars in thousands except per share amounts)

	Three months ended September 30		Nine months ended September 30
	2006	2005	2006	2005
Net revenues—third parties	$73,267	$20,161	$180,213	$62,100
Net revenues—related parties	40,852	38,790	114,192	107,329
Total revenues	114,119	58,951	294,405	169,429
Cost of revenues	69,396	31,069	174,658	89,895
Gross profit	44,723	27,882	119,747	79,534

Sales and marketing expenses	7,230	4,701	20,090	13,915

General and administrative expenses	19,397	9,728	54,421	28,894
Total selling, general and administrative expenses	26,627	14,429	74,511	42,809
Depreciation and amortization	4,630	2,452	11,781	6,493
Loss on sale of fixed assets	—	2	15	231
Income from operations	13,466	10,999	33,440	30,001
Other income (expense)
Interest income and other	1,038	339	2,663	1,244
Interest (expense)	(1,725)	—	(4,024)	(11)
Equity in earnings of affiliate	712	433	1,893	1,110
Total other income	25	772	532	2,343
Income before income taxes	13,491	11,771	33,972	32,344
Income tax expense	3,749	3,060	9,271	8,148
Net income	$9,742	$8,711	$24,701	$24,196

Income per share of common stock
Basic	$0.24	$0.25	$0.64	$0.71
Diluted	$0.23	$0.23	$0.61	$0.64
Weighted average number of common shares outstanding	40,155,105	34,443,660	38,639,086	33,917,665
Weighted average number of common and dilutive shares outstanding	42,421,413	37,701,410	40,800,950	37,575,604

Kanbay International, Inc.

Condensed Consolidated Statement of Financial Position (Unaudited)

(In thousands)

	September 30,	December 31,
	2005	2006
Assets
Current Assets
Cash and cash equivalents	$36,021	$19,520
Short term investments	45,350	54,918
Trade accounts receivable	78,576	51,771
Other current assets	11,959	13,660
Total Current Assets	171,906	139,869
Property and equipment - net	77,123	45,745
Investment in affiliate	25,579	22,567
Goodwill and other intangible assets, net	167,902	9,295
Other assets	3,389	—
Total Assets	$445,899	$ 217,476
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$7,460	$3,878
Current portion of long-term debt	7,500	—
Accrued and other current liabilities	42,114	24,360
Total Current Liabilities	57,074	28,238
Long-term debt	88,000	—
Other non current liabilities	1,112	1,122
Total Non Current Liabilities	89,112	1,122
Total Liabilities	$146,186	$29,360
Stockholders’ Equity	299,713	188,116
Total Liabilities and Stockholders’ Equity	$445,899	$ 217,476

Kanbay International, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months ended September 30,
	2006	2005
Operating activities
Net income	$24,701	$24,196
Adjustments to reconcile net income to net cash provided by operating activities	15,661	5,603
Changes in operating assets and liabilities
Trade accounts receivable	(9,488)	(18,284)
Other current assets	5,509	9,508
Trade accounts payable	(866)	(1,543)
Other current liabilities	2,726	(10,257)
Net cash provided by operating activities	38,243	9,223
Investing activities
Additions to property and equipment	(38,947)	(20,136)
Purchase of businesses, net of cash acquired and common stock issued	(90,863)	(6,879)
Purchase of software license	(3,200)	—
Maturities of short term investments	9,568	7,986
Other investing activities	903	1,334
Net cash used in investing activities	(122,539)	(17,695)
Financing activities
Proceeds from issuance of long-term debt	98,000	—
Payments of long-term debt	(2,500)	—
Proceeds from exercise of options and employee stock purchase plan	5,673	4,606
Net cash provided by financing activities	101,173	4,606
Effect of exchange rates on cash and cash equivalents	(376)	83
Increase (decrease) in cash and cash equivalents	16,501	(3,783)
Cash and cash equivalents at beginning of period	19,520	29,126
Cash and cash equivalents at end of period	$36,021	$25,343

Kanbay International, Inc.

Reconciliation from Revenue to Revenue Excluding Adjoined Consulting

(Unaudited)

(in thousands)

	Three months ended September 30
	2006	2005

Total revenues	$114,119	$58,951
Less: Adjoined Consulting	(35,896)	—

Total revenues excluding Adjoined Consulting	$78,223	$58,951

Kanbay International, Inc.

Reconciliation from Third Party Revenue to Third Party Revenue Excluding

Adjoined Consulting

(Unaudited)

(in thousands)

	Three months ended September 30
	2006	2005

Total Third Party revenues	$73,267	$20,161
Subtract: Adjoined Consulting Third Party Revenue	(35,657)	—

Total Third Party revenues excluding Adjoined Consulting	$37,610	$20,161

Kanbay International, Inc.

Reconciliation from Third Party Revenue to Third Party Revenue Including Morgan Stanley

(Unaudited)

(in thousands)

	Three months ended September 30
	2006	2005

Total Third Party revenues	$73,267	$20,161
Add: Morgan Stanley Revenue	—	7,437

Total Third Party Revenues including Morgan Stanley	$73,267	$27,598